FIRST AMENDMENT TO THE
RESIDUAL FORWARD SALE FACILITY

         This First Amendment, dated as of September 30, 2002 (the "Amendment"), to the Residual Forward Sale Facility, dated as of August 31, 2000 (the "Agreement"), is made by and between Aames Capital Corporation, a California corporation (the "Seller"), and Capital Z Investments, L.P., a Bermuda limited partnership (the "Purchaser").

RECITALS

        WHEREAS, the Seller and Purchaser are parties to the Agreement, pursuant to which Seller periodically sells to Purchaser, without recourse, certain excess cash flows created in connection with Seller's periodic sponsorship of securitizations of mortgage loans; and

        WHEREAS, the Seller and Purchaser wish to amend the Agreement to extend its term.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto agree as follows:

        Section 1. Amendment. In connection with the Agreement, the parties agree that the term "Sale Period" will be amended and restated in its entirety as follows:

         "Sale Period" means the period beginning on and including September 1, 2000 until and through the earliest to occur of (i) March 31, 2003, (ii) the date on which the amount paid by Purchaser to Seller in respect of the Securities at least equals the Maximum Amount or (iii) a Termination Event.

        Section 2. Covenants, Representations and Warranties of the Parties. Each of the parties hereby represents and warrants to the other that (a) this Amendment constitutes the legal, valid and binding obligations of such party, enforceable against such party in accordance with its terms, (b) the execution and delivery by such party of this Amendment has been duly authorized by all requires corporate action of such party and will not violate any provisions of the origination documents of such party; and (c) except as expressly amended by this Amendment, the Agreement remains unaltered and in full force and effect.

        Section 3. Governing Law. This Amendment will be construed, interpreted and governed by the law of the State of New York, without giving effect to the conflict of laws principles thereof.

        Section 4. Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts will together constitute the same agreement.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first shown above.

SELLER
AAMES CAPITAL CORPORATION

/s/Ronald J. Nicolas, Jr.
Ronald J. Nicolas, Jr.
Chief Financial Officer

PURCHASER
CAPITAL Z INVESTMENTS, L.P.

By: Capital Z Investment Management, Ltd.,
Its ultimate general partner

By:
Name:
Title: